Illumina Announces Preliminary Revenue for Third Quarter of Fiscal Year 2016

San Diego -- (BUSINESS WIRE) - October 10, 2016 - Illumina, Inc. (NASDAQ: ILMN) today announced estimated third quarter revenue of approximately $607 million, a 10% increase compared to $550 million in the third quarter of 2015. This unaudited estimate, based on management's preliminary financial analysis, is lower than the third quarter revenue guidance of $625 million to $630 million.

The shortfall in quarterly revenue was driven by a larger than anticipated year-over-year decline in high throughput sequencing instruments. As a result, the company expects fourth quarter revenue will be flat to slightly up sequentially.

Pre-Announcement Conference Call Details
A brief conference call to discuss preliminary third quarter results will be held today, October 10, 2016, at 1:30 pm Pacific Time (4:30 pm Eastern Time). Interested parties may listen to the call by dialing 888.771.4371 (passcode: 43578941), or if outside North America by dialing +1.847.585.4405 (passcode: 43578941). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 4:00 pm Pacific Time (7:00 pm Eastern Time) on October 10, 2016 through October 17, 2016 by dialing 888.843.7419 (passcode: 43578941), or if outside North America by dialing +1.630.652.3042 (passcode: 43578941).

Third Quarter Results Conference Call Details
Results for third quarter 2016 will be issued following the close of market on Tuesday, November 1, 2016. On the same day, at 2:00 pm Pacific Time (5:00 pm Eastern Time) Francis deSouza, President and CEO, and Marc Stapley, Executive Vice President, Chief Administrative Officer, and Chief Financial Officer, will host a conference call to discuss financial and operating results.

Interested parties may listen to the call by dialing 888.771.4371 (passcode: 43579048), or if outside North America by dialing +1.847.585.4405 (passcode: 43579048). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “company” tab at www.illumina.com.

A replay of the conference call will be available from 4:30 pm Pacific Time (7:30 pm Eastern Time) on November 1, 2016 through November 8, 2016 by dialing 888.843.7419 (passcode: 43579048), or if outside North America by dialing +1.630.652.3042 (passcode: 43579048).

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services and applications, and expand the markets for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products or businesses; (iv) the future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
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